Exhibit 99.1

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FIRST QUARTER 2022 RESULTS

Boca Raton, Fla. – May 3, 2022 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the first quarter 2022.

First Quarter 2022 Highlights

•	Total revenues of $551.2 million

•	Net Income Attributable to GEO of $38.2 million, or $0.26 per diluted share

•	Adjusted Net Income of $0.31 per diluted share

•	Adjusted EBITDA of $125.2 million

•	Adjusted Funds From Operations (“AFFO”) of $0.64 per diluted share

For the first quarter 2022, we reported net income attributable to GEO of $38.2 million, compared to net income attributable to GEO of $50.5 million for the first quarter 2021. We reported total revenues for the first quarter 2022 of $551.2 million compared to $576.4 million for the first quarter 2021. Excluding extraordinary items, we reported adjusted net income for the first quarter 2022 of $38.2 million, or $0.31 per diluted share, compared to $34.1 million, or $0.28 per diluted share, for the first quarter 2021.

We reported first quarter 2022 Adjusted EBITDA of $125.2 million, compared to $108.5 million for the first quarter 2021. We reported first quarter 2022 AFFO of $78.1 million, or $0.64 per diluted share, compared to $73.5 million, or $0.61 per diluted share, for the first quarter 2021.

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with our strong operational and financial performance. Our consistently robust results have allowed us to make substantial progress towards our objective of reducing net recourse debt. Since the beginning of 2020, we have reduced net recourse debt by approximately $330 million, including approximately $80 million during the first quarter of 2022.

We remain focused on executing our multifaceted approach to address our debt maturities, including the continued allocation of our excess cash flow towards reducing our net recourse debt; a comprehensive review of potential sales of company-owned assets and businesses; and ongoing discussions with our creditor groups with the assistance of our financial and legal advisors. We believe that our continued financial performance is representative of the strength of our business and our cash flows, which are supported by valuable company-owned real estate assets and diversified contracts entailing essential government services.”

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Balance Sheet and Liquidity

As of the quarter ended on March 31, 2022, we had approximately $598.5 million in unrestricted cash and cash equivalents on our balance sheet. Accounting for our cash on hand, we have approximately $2.0 billion in net recourse debt outstanding, not including non-recourse debt, finance lease obligations, or the mortgage loan on our corporate headquarters.

We continue to focus on reducing net recourse debt. Since the beginning of 2020, we have reduced net recourse debt by approximately $330 million, including approximately $80 million in the first quarter of 2022. We also continue to evaluate the potential sale of company-owned assets and businesses. Over the last 18 to 24 months, we have completed sales transactions involving facility assets, business segment contracts, and land, totaling approximately $70 million in proceeds.

2022 Financial Guidance

We have updated our financial guidance for 2022. We expect full year Net Income Attributable to GEO to between $145 million and $157 million on annual revenues of approximately $2.2 billion. Adjusting for extraordinary items, we expect Adjusted Net Income to be in a range of $1.17 to $1.27 per diluted share. We expect full-year 2022 AFFO to be in a range of $2.30 to $2.40 per diluted share and full year 2022 Adjusted EBITDA to be in a range of $453 million to $471 million.

For the second quarter of 2022, we expect Net Income Attributable to GEO to be between $36 million and $39 million on quarterly revenues of $560 million to $565 million. We expect second quarter 2022 Adjusted Net Income to be between $0.30 and $0.32 per diluted share and second quarter 2022 AFFO to be between $0.56 and $0.58 per diluted share.

Compared to our first quarter 2022 results, our second quarter 2022 guidance reflects the previously announced discontinuation of our managed-only George W. Hill Correctional Facility contract in Pennsylvania in early April 2022, representing approximately $47 million in annualized revenues. Additionally, we experienced favorable cost offsets during the first quarter of 2022, which we do not expect to re-occur in subsequent quarters.

Our full-year 2022 guidance continues to reflect the expected non-renewal of our two U.S. Department of Justice direct contracts that have option periods expiring during 2022, with combined annualized revenues of approximately $90 million. Our guidance also reflects the impact of higher wages and bonuses for our facility staff, which we have implemented working collaboratively with our government agency partners. We expect our effective tax rate for the full-year 2022 to be approximately 29%, exclusive of any discrete items.

Finally, as previously disclosed, we are engaged in ongoing discussions with our banks and ad hoc groups of our term loan lenders and bondholders to amend and extend our senior credit facility and address our 2023, 2024, and 2026 senior unsecured notes. We will update our financial guidance accordingly if we are able to complete a transaction or series of transactions, which we currently expect may result in an increase in our interest expense. For each one percent increase in our weighted average cost of debt, our interest expense would increase by approximately $18 million to $20 million on an annualized basis based on our current net recourse debt.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. From the beginning of the pandemic, we have implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”).

We will continue to evaluate and refine the steps we take as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities. Additional information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our first quarter 2022 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until May 17, 2022, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 5564629.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 103 facilities totaling approximately 83,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, Net Income to EBITDA and Adjusted EBITDA, and Net Income Attributable to GEO to AFFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, Adjusted EBITDA, and AFFO are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and AFFO.

The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2022, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on real estate assets, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on real estate assets, pre-tax, gain on the extinguishment of debt, pre-tax, and tax effect of adjustments to net income attributable to GEO.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

AFFO is defined as net income attributable to GEO adjusted by adding depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, (gain)/loss on real estate assets, pre-tax, and by subtracting facility maintenance capital expenditures and other non-cash revenue and expenses. From time to time, AFFO is also adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain on the extinguishment of debt, pre-tax, and tax effect of adjustments to net income attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and Reentry Services facilities, we believe that assessing the performance of our secure facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measure of AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to AFFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement.

Because AFFO excludes depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs, and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO. We believe the presentation of AFFO provides useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. AFFO provides disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and second quarter of 2022, GEO’s proposed steps to address its future debt maturities, and the impact of any proposed transaction thereto. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2022 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of additional company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (12) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (13) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (14) GEO’s ability to successfully pursue growth and continue to create shareholder value; (15) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (16) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

First quarter 2022 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of March 31, 2022	As of December 31, 2021
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$598,508	$506,491
Restricted cash and cash equivalents	23,795	20,161
Accounts receivable, less allowance for doubtful accounts	358,648	365,573
Contract receivable, current portion	6,866	6,507
Prepaid expenses and other current assets	34,998	45,176

Total current assets	$1,022,815	$943,908
Restricted Cash and Investments	84,886	76,158
Property and Equipment, Net	2,017,322	2,037,845
Contract Receivable	376,775	367,071
Operating Lease Right-of-Use Assets, Net	105,617	112,187
Assets Held for Sale	14,488	7,877
Intangible Assets, Net (including goodwill)	913,933	921,349
Other Non-Current Assets	73,048	71,013

Total Assets	$4,608,884	$4,537,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$80,313	$64,073
Accrued payroll and related taxes	87,699	67,210
Accrued expenses and other current liabilities	193,704	200,712
Operating lease liabilities, current portion	28,038	28,279
Current portion of finance lease obligations, long-term debt, and non-recourse debt	18,617	18,568

Total current liabilities	$408,371	$378,842
Deferred Income Tax Liabilities	80,768	80,768
Other Non-Current Liabilities	82,500	87,073
Operating Lease Liabilities	83,408	89,917
Finance Lease Liabilities	1,805	1,977
Long-Term Debt	2,626,473	2,625,959
Non-Recourse Debt	304,724	297,856
Total Shareholders’ Equity	1,020,835	975,016

Total Liabilities and Shareholders’ Equity	$4,608,884	$4,537,408

*	all figures in ‘000s

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q1 2022	Q1 2021
	(unaudited)	(unaudited)
Revenues	$551,185	$576,377
Operating expenses	385,161	428,151
Depreciation and amortization	35,938	34,117
General and administrative expenses	48,560	48,479

Operating income	81,526	65,630
Interest income	5,628	6,202
Interest expense	(31,621)	(31,844)
Gain on extinguishment of debt	—	3,038
Net gain/(loss) on dispositions of assets	(627)	13,329

Income before income taxes and equity in earnings of affiliates	54,906	56,355
Provision for income taxes	17,962	7,936
Equity in earnings of affiliates, net of income tax provision	1,235	2,064

Net income	38,179	50,483
Less: Net loss attributable to noncontrolling interests	40	61

Net income attributable to The GEO Group, Inc.	$38,219	$50,544

Weighted Average Common Shares Outstanding:
Basic	120,714	120,022
Diluted**	121,394	120,417
Net income per Common Share Attributable to The GEO Group, Inc.**:
Basic:
Net income per share — basic	$0.26	$0.41

Diluted:
Net income per share — diluted	$0.26	$0.41

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Reconciliation of Net Income Attributable to GEO AFFO*

(Unaudited)

	Q1 2022	Q1 2021
	(unaudited)	(unaudited)
Net Income attributable to GEO	$38,219	$50,544
Add (Subtract):
Depreciation and amortization	35,938	34,117
Facility maintenance capital expenditures	(4,728)	(2,667)
Stock based compensation expenses	6,313	7,402
Other non-cash revenue & expenses	—	(1,102)
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,848	1,683
(Gain)/Loss on real estate assets, pre-tax	627	(13,329)
Other Adjustments:
Add (Subtract):
Gain on extinguishment of debt, pre-tax	—	(3,038)
Tax effect of adjustments to net income attributable to GEO **	(158)	(92)

Equals: AFFO	$78,059	$73,518

Weighted average common shares outstanding - Diluted	121,394	120,417
AFFO per Diluted Share	0.64	0.61

*	All figures in ‘000s, except per share data
**	Tax adjustments related to gain/loss on real estate assets and gain on extinguishment of debt.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Reconciliation of Net Income to EBITDA, Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q1 2022	Q1 2021
	(unaudited)	(unaudited)
Net Income	$38,179	$50,483
Add (Subtract):
Income tax provision **	18,074	8,276
Interest expense, net of interest income ***	25,993	22,604
Depreciation and amortization	35,938	34,117

EBITDA	$118,184	$115,480

Add (Subtract):
(Gain)/Loss on real estate assets, pre-tax	627	(13,329)
Net loss attributable to noncontrolling interests	40	61
Stock based compensation expenses, pre-tax	6,313	7,402
Other non-cash revenue & expenses, pre-tax	—	(1,102)

Adjusted EBITDA	$125,164	$108,512

Net Income attributable to GEO	$38,219	$50,544
Add (Subtract):
(Gain)/Loss on real estate assets, pre-tax	—	(13,329)
(Gain) on extinguishment of debt, pre-tax	—	(3,038)
Tax effect of adjustments to Net Income attributable to GEO (1)	—	(92)

Adjusted Net Income	$38,219	$34,085

Weighted average common shares outstanding - Diluted	121,394	120,417

Adjusted Net Income Per Diluted share	0.31	0.28

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)	Tax adjustments related to gain on real estate assets and gain on extinguishment of debt.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

2022 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2022
Net Income Attributable to GEO	$145,000		$157,000
Depreciation and Amortization	136,000		136,000
(Gain)/Loss on Real Estate	(2,300)		(2,300)
Facility Maintenance Capex	(24,000)		(24,000)
Non-Cash Stock Based Compensation	16,500		16,500
Non-Cash Interest Expense	7,800		7,800

Adjusted Funds From Operations (AFFO)	$279,000	to	$291,000

Net Interest Expense	100,000		102,000
Non-Cash Interest Expense	(7,800)		(7,800)
Facility Maintenance Capex	24,000		24,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	58,000		62,000

Adjusted EBITDA	$453,200	to	$471,200

Adjusted Net Income Per Diluted Share	$1.17	to	$1.27

AFFO Per Diluted Share	$2.30	to	$2.40

Weighted Average Common Shares Outstanding-Diluted	121,500		121,500
CAPEX
Growth	7,000		8,000
Electronic Monitoring	37,000		39,000
Facility Maintenance	23,000		25,000

Capital Expenditures	67,000	to	72,000

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436